EXECUTION VERSION

AMENDMENT NO. 1 TO UNCOMMITTED
MASTER REPURCHASE AGREEMENT AND AMENDMENT NO. 1 TO FEE AND PRICING LETTER

AMENDMENT NO. 1 TO UNCOMMITTED MASTER REPURCHASE AGREEMENT AND AMENDMENT NO. 1 TO FEE AND PRICING LETTER, dated as of March 30, 2026 (this“Amendment”), between FBRED REIT JWH SELLER, LLC, a Delaware limited liability company (“Seller”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”), and acknowledged and agreed to by FBRED REIT REAL ESTATE DEBT OPCO, LLC, a Delaware limited liability company (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of March 18, 2025 (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, in connection therewith, Seller and Buyer entered into that certain Fee and Pricing Letter, dated as of March 18, 2025 (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”); and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement and the Fee Letter shall be amended as set forth in this Amendment; and Guarantor has agreed to make the acknowledgements set forth in Section 5 and Section 9 hereof.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
SECTION 1. Amendments to the Repurchase Agreement.
(a)Article 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Exit Fee” in its entirety.
(b)Article 2 of the Repurchase Agreement is hereby amended by amending and restating the defined term “Repurchase Price” in its entirety to read as follows:

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“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined by Buyer in each case as the sum of (i) the outstanding Purchase Price of such Purchased Asset (as increased by any Future Funding Amount and other additional funds advanced by Buyer in connection with such Purchased Asset); (ii) the accreted and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination through and including the Repurchase Date (other than, with respect to calculations in connection with the determination of a Margin Deficit, accreted and unpaid Price Differential for the current Pricing Rate Period); (iii) [reserved]; (iv) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement as of such date; or (v) if such Repurchase Date is not a Remittance Date, except as otherwise expressly set forth in this Agreement, any Breakage Costs payable in connection with such repurchase other than with respect to the determination of a Margin Deficit. In addition to the foregoing, the Repurchase Price shall be increased by any Future Funding Amounts and any other additional funds advanced by or on behalf of Buyer in connection with such Purchased Asset and decreased by
(A) the portion of any Principal Proceeds on such Purchased Asset that is applied pursuant to Article 5 hereof to reduce such Repurchase Price for such Purchased Asset and (B) any other amounts paid to Buyer by or on behalf of Seller to reduce such Repurchase Price for such Purchased Asset.
(c)Article 3(f)(ii) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
(ii) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of (x) the Repurchase Price for the Purchased Assets and
(y) any other amounts payable under this Agreement (including, without limitation, Article 3(j) of this Agreement) with respect to the Purchased Assets against transfer to Seller or its agent of the Purchased Assets and any related hedging transactions, and
(d)Article 3(n)(ii) of the Repurchase Agreement is hereby amended by deleting the word “and” at the end of subclause (C), (ii) replacing the period that ends subclause (D) with “; and”, and (iii) by inserting the following new subclause (E) in the correct alphanumerical order to read as follows:
(E) to the extent any Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification in relation to such Seller.

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(e)Article 11(o) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
(o) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay as and when due all costs, fees and expenses required to be paid by it under the Transaction Documents, including but not limited to the Structuring Fee, the Extension Fee and each Facility Increase Fee. Seller will continue to be a U.S. Person that is a partnership for U.S. federal income tax purposes, or a disregarded entity of a U.S. Person for U.S. federal income tax purposes. Seller shall pay and discharge all Taxes on its assets and on the Purchased Items that, in each case, in any manner would create any Lien upon the Purchased Items, except for Liens created pursuant to the Transaction Documents and other than any Liens with respect to Taxes, such taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or Taxes that are not yet due and payable.
(f)Buyer’s notice information, as set forth on Annex I to the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

Buyer:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
270 Park Avenue, 4th Floor New York, New York 10017
Attention: Ms. Gisella Leonardis Telephone: [***]
Telecopy: [***]
With copies to:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
270 Park Avenue, 4th Floor New York, New York 10017
Attention: Thomas Nicholas Cassino Telephone:[***]
Telecopy: [***]
and

Winston & Strawn LLP 300 South Tryon Street

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Charlotte, North Carolina 28202 Attention: Aaron Benjamin Telephone: [***]
Email: [***]
SECTION 2. Amendment to Fee Letter. Section 1 of the Fee Letter is hereby amended by deleting the defined term “Exit Fee” in its entirety.
SECTION 3. Conditions Precedent; Effectiveness. This Amendment shall become effective as of the date on which this Amendment has been duly executed and delivered by each of Seller, Guarantor and Buyer (such date, the “Amendment Effective Date”).
SECTION 4. Seller’s Representations and Warranties. On and as of the Amendment Effective Date, Seller hereby represents and warrants to Buyer that (a) Seller is in compliance with the terms and provisions set forth in the Repurchase Agreement and the other Transaction Documents, (b) after giving effect to this Amendment, no Margin Deficit or Material Adverse Effect exists and no Default or Event of Default has occurred and is continuing, and (c) after giving effect to this Amendment, each representation and warranty contained in Article 9 of the Repurchase Agreement is true and correct in all respects as of the Amendment Effective Date,
(d) Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (e) this Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
SECTION 5. Acknowledgments of Guarantor. Guarantor hereby acknowledges
(a) the execution and delivery of this Amendment by Seller and agrees that Guarantor continues to be bound by the Guarantee Agreement, and (b) that, on and as of the Amendment Effective Date, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.
SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and the Fee Letter shall continue to be, and shall remain, in full force and effect in accordance with their terms; provided, however, that, upon the Amendment Effective Date, (a) all references to the “Transaction Documents” in the Repurchase Agreement and/or Fee Letter shall be deemed to include, in any event, this Amendment and (b) each reference to the “Master Repurchase Agreement”, “Repurchase Agreement”, “Fee and Pricing Letter” or “Fee Letter” in the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement and/or Fee Letter (as applicable), as amended hereby.
SECTION 7. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other

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electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 8. Costs and Expenses. Seller shall pay Buyer’s actual costs and expenses, including without limitation, the reasonable fees and expenses of outside counsel to Buyer, incurred by Buyer in connection with the development, preparation and execution of this Amendment and any other documents prepared and/or delivered in connection herewith.
SECTION 9. No Novation, Effect of Agreement. Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and Fee Letter and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (each, a “Repurchase Party”) under or in connection with the Repurchase Agreement, Fee Letter or any other document executed in connection therewith to which any Repurchase Party is a party (the “Repurchase Documents”). It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Repurchase Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any Transaction Document shall be deemed to also reference this Amendment.
SECTION 10.    Consent to Jurisdiction; Waiver of Jury Trial.
(a)Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 10 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

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(b)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
SECTION 11. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By:    /s/ Thomas N. Cassino     Name: Thomas N. Cassino
Title: Managing Director

[SIGNATURES CONTINUE ON NEXT PAGE]

SELLER:

FBRED REIT JWH SELLER, LLC,
a Delaware limited liability company

By:    /s/ Jacob Breinholt
Name: Jacob Breinholt
Title: Authorized Signatory

Signahire Page to Amendment No. I to Uncommitted Master Repurchase Agreement and Amendment No. I to Fee Letter

Acknowledged and Agreed:

FBRED REIT REAL ESTATE DEBT
OPCO, LLC, a Delaware limited liability company, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:

By: /s/ Jacob Breinholt
Name: Jacob Breinholt
Title: Authorized Signatory

Signature Page to Amendment No. l to Uncommitted Master Repurchase Agreement and Amendment No. 1 to Fee Letter